SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [  ]  Confidential, for Use of the
[X]  Definitive Proxy Statement            Commission Only(as permitted by Rule
[ ]  Definitive Additional Materials       14a-6(e)(2))
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              IWI HOLDINGS LIMITED
                ------------------------------------------------
                (Name of Registrant As Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.     Title of each class of securities to which transaction applies:

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2.     Aggregate number of securities to which transaction applies:

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3.     Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4.     Proposed maximum aggregate value of transaction:

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5.     Total fee paid:

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[   ]  Fee paid previously with preliminary materials.
[   ]  Check box if any part of the fee is offset as provided by Exchange  Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.     Amount Previously Paid:

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2.     Form, Schedule or Registration Statement No.:

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3.     Filing Party:

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4.     Date Filed:

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


                             IWI HOLDING LIMITED
                               Oakmont Centre
                       1010 Executive Court, Suite 300
                          Westmont, Illinois 60559


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 29, 2004



To the Shareholders of IWI Holding Limited:

         An Annual Meeting of Shareholders of IWI Holding Limited (the "Company") will be held at the Company's offices, at Oakmont Centre, 1010 Executive Court, Suite 300, Westmont, Illinois at 10:00 a.m., on Thursday June 29, 2004 for the following purposes:

1. To elect six directors of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

2. To consider and act upon a proposal to ratify the appointment of Blackman, Kallick, Bartelstein, L.L.P. as the independent auditors of the books and accounts of the Company for the year ending December 31, 2004.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Shareholders of record at the close of business on May 10, 2004 are entitled to notice of and to vote at the meeting and any adjournment thereof.

         You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly.

         YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS VOTED.

                                           By Order of the Board of Directors

                                           /s/Joseph K. Lau
                                             Joseph K. Lau
                                             President


Westmont, Illinois
May 28, 2004

                               IWI HOLDING LIMITED
                                 Oakmont Centre
                         1010 Executive Court, Suite 300
                            Westmont, Illinois 60559


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 29, 2004



                                  INTRODUCTION


         This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of IWI Holding Limited (the "Company") for use at the 2004 Annual Meeting of Shareholders of the Company and at any adjournment thereof (the "Annual Meeting"). The Annual Meeting is scheduled to be held at the Company's offices at Oakmont Centre, 1010 Executive Court, Suite 300, Westmont, Illinois on Tuesday June 29, 2004 at 10:00 a.m. local time.

Proxies

         The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company prior to or at the Annual Meeting prior to the closing of the polls, will be voted in accordance with the specifications made thereon. Proxies on which no specification has been made by the shareholder will be voted (i) for the election to the Board of Directors of the nominees of the Board of Directors named herein and (ii) in favor of the proposal to appoint Blackman, Kallick, Bartelstein, L.L.P. as the independent auditors of the books and accounts of the Company for the year ending December 31, 2004. Proxies are revocable by written notice received by the Secretary of the Company at any time prior to their exercise or by executing a later dated proxy. Proxies will be deemed revoked by voting in person at the Annual Meeting.

Voting Securities

         Shareholders of record at the close of business on May 10, 2004 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, the total number of shares of common stock of the Company, no par value per share (the "Common Stock"), outstanding and entitled to vote was 2,554,700. The holders of all outstanding shares of Common Stock are entitled to one vote for each share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date. In addition to the Common Stock, the Company had 3,644,880 shares of preferred stock (the "Preferred Stock") outstanding and entitled to one-half vote for each share of Preferred Stock registered in their names on the books of the Company at the close of business on the Record Date.

Quorum and Other Matters

         The presence at the Annual Meeting, in person or by proxy, of the holders of not less than one-third of the eligible votes represented by the outstanding shares of Common Stock and Preferred Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxies in accordance with their best judgement.

         Shares of Common Stock and Preferred Stock represented by a properly dated, signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote or abstaining. Directors will be elected by a plurality of the votes cast at the Annual Meeting. The appointment of the independent auditors of the Company requires the approval of a majority of the votes cast at the Annual Meeting. Therefore, abstentions and broker non-votes will have no effect on the election of directors or any such other matter.

         Under the laws of the British Virgin Islands, dissenters rights are not available to shareholders of the Company with respect to any matter scheduled to be brought before the Annual Meeting.

                              ELECTION OF DIRECTORS
                             (Proxy Proposal No. 1)

         Six directors are to be elected to serve until the next annual meeting of shareholders and until their successors are elected and shall have qualified. Directors shall be elected by shareholders holding a plurality of the votes represented by the shares of Common Stock and Preferred Stock present at the Annual Meeting. It is the intention of the persons named in the form of proxy, unless authority is withheld, to vote the proxies given them for the election of all nominees hereinafter named. In the event, however, that any one of them is unable or declines to serve as a director, the appointees named in the form of proxy reserve the right to substitute another person of their choice as nominee, in his place and stead, or to vote for such lesser number of directors as may be presented by the Board of Directors in accordance with the Company's Articles of Association. The Board of Directors has no reason to believe that any nominee will be unable to serve or decline to serve as a director. Any vacancy occurring between shareholders' meetings, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual shareholders' meeting.

Nominees for Election

         The following table sets forth information with respect to each nominee for election as a director. The information as to age, principal occupation and directorships held has been furnished by each such nominee.


                                                                 Served as
                                                                  Director
        Name and Age              Principal Occupation       Continuously Since     Committee Membership
--------------------------    ---------------------------    -------------------    ----------------------


Joseph K. Lau (56)........    Chairman of the Board of              1986            Compensation
                              Directors; President of IWI
                              Holding Limited

Richard J. Mick (63)......    Vice President                        1996

Connie S. Yui (53)........    Inventory Manager                     1997

Norman S.W. Chui (32).....    Director/ Secretary                   1997

Joseph A. Benjamin (61)...    Director                              1997            Audit and
                                                                                    Compensation

Samuel H. Lou (50)........    Director                              1997            Audit and
                                                                                    Compensation


THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

Committees and Attendance of the Board of Directors

         In order to facilitate the various functions of the Board of Directors, the Board has created a standing Audit Committee and Compensation Committee.

         The functions of the Company's Audit Committee are to review the Company's financial statements with the Company's independent auditors; to determine the effectiveness of the audit effort through regular periodic meetings with the Company's independent auditors; to determine through discussion with the Company's independent auditors that no unreasonable restrictions were placed on the scope or implementation of their examinations; to inquire into the effectiveness of the Company's financial and accounting functions and internal controls through discussions with the Company's independent auditors and officers of the Company; to recommend to the full Board of Directors the engagement or discharge of the Company's independent auditors; and to review with the independent auditors the plans and results of the auditing engagement. The members of the Audit Committee are Mr. Benjamin and Mr. Lou.

         The functions of the Company's Compensation Committee include reviewing the existing compensation arrangements with officers and employees, periodically reviewing the overall compensation program of the Company and recommending to the Board modifications of such program which, in the view of the development of the Company and its business, the Committee believes are appropriate, recommending to the full Board of Directors the compensation arrangements for senior management and directors, and recommending to the full Board of Directors the adoption of compensation plans in which officers and directors are eligible to participate and granting options or other benefits under such plans. The members of the Compensation Committee are Mr. Lau, Mr. Benjamin and Mr. Lou.

         During the year ended December 31, 2003, the Board of Directors held three formal meetings. The Audit and Compensation Committees each held one meeting. Each director attended at least two thirds of the total number of meetings of the Board of Directors. The Audit and Compensation Committees were attended by all members.

         Directors are elected on an annual basis. The present terms for each director will expire at the next annual meeting of shareholders or at such time as a successor is duly elected. Officers serve at the discretion of the Board of Directors.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

         The aggregate cash compensation paid by the Company to all directors and officers as a group during 2003 was approximately $535,000. Due to an extensive travel schedule one of the officers of the Company resides in New York. Because of this, the Company also provides an apartment and related costs of approximately $14,500 for this individual in lieu of motel accommodations an incurs and estimated $6,200 a year in air fare costs.

         The following table sets forth the compensation of the Company's chief executive officer of the prior three years.

         Name     Year       Bonus Salary        Bonus     Other Compensation
         ----     ----       ------------        -----     ------------------
Joseph K. Lau     2001       $  265,769          $5,585             -
                  2002          268,462               -             -
                  2003          278,455               -

         Certain officers of the Company will be entitled to bonuses from the Company based on performance criteria to be established by the Compensation Committee of the Board of Directors. Additionally, the Company has a Stock Option Plan (the "Option Plan") to assist the Company and its subsidiaries in retaining the service of current employees, motivating selected key personnel, and attracting new management by providing the opportunity for such personnel to acquire a proprietary interest in the Company and thereby share in its growth and success. Participation in the Option Plan and the granting of options under the Option Plan are recommended by the Compensation Committee of the Board, subject to ratification by the Board. Pursuant to the Option Plan, a total of 150,000 shares of common stock are reserved for issuance. The Option Plan requires that the exercise price of the option be the fair market value of the Company's stock on the date of the grant of the option but not less than $8.50 per share. The fair market value for purposes of the Option Plan is, for so long as common stock is quoted on the OTCBB, the final closing sales price per share on the date of the grant. The exercise price with respect to any option must be paid in cash. As of the date hereof, there are no options to purchase shares of Common Stock outstanding under the Option Plan.

         The Company also has a Non-Qualified Stock Option Plan (the "Non-Qualified Plan"). A total of 600,000 shares are reserved for issuance under the Non-Qualified Plan. The Non-Qualified Plan provides for the granting of options and stock appreciation rights to non-employee directors, key management employees, and consultants and is administered by the Compensation Committee. The terms of any options and/or stock appreciation rights granted under the Non-Qualified Plan shall be determined by the Compensation Committee provided that the options may not be exercisable for a term longer than ten years and may not be exercisable at a price less than the stated value of the common stock. No options or stock appreciation rights had been granted under the Non-Qualified Plan as of May 28, 2004.

         In addition, the Company maintains a defined contribution plan which has both a profit sharing feature and a 401(k) savings feature (the "Plan"). Under the profit sharing portion of the Plan, contributions are an amount determined by the Company's Board of Directors. Subject to certain limitations required by law, the Company's contribution is allocated to each participant who is employed by the Company at the end of the Plan year in the proportion that the total compensation paid by the Company to each participant bears to the aggregate compensation paid by the Company to all participants during such Plan year. Under the 401(k) savings feature, eligible employees may elect, subject to certain limitations required by law, to defer payment of up to 15% of their compensation. The Plan provides that if an employee defers payment, the Company will contribute 50% in 2003, effective January 1, 2004 25%, of the first 6% of compensation deferred, by making a cash payment to the Plan on behalf of such participant. Contributions by the Company to the profit sharing feature of the plan, and earnings thereon, vest based on the participant's years of service with the Company, vesting 20% per year after one year of service and being fully vested after six years of service. Contributions by the Company to the 401(k) savings feature vest on the employee's first day of employment. Employee contributions are always 100% vested. All contributions vest, regardless of years of service, upon termination of employment by reason of death or disability attainment of age 62 or the termination of the Plan. After termination of employment, an employee is entitled to receive the distribution of his or her entire vested interest in the Plan in a lump sum, in installments for a specific period of time or an annuity for life. The amounts held under the Plan are invested according to the instructions of the participant in investment funds designated by the plan administrator. The Company made contributions to the Plan during 2003 of $61,000.

                          BENEFICIAL OWNERSHIP OF STOCK

         The following table is furnished as of May 10, 2004, to indicate beneficial ownership of shares of the Company's Common Stock and Preferred Stock by (1) each shareholder of the Company who is known by the Company to be a beneficial owner of more than 10% of the Company's Common Stock or Preferred Stock, (2) each director and nominee for director of the Company, individually, and (3) all officers and directors of the Company as a group. The information in the following table was provided by such persons.


                                                                                                   Percent of
  Name and Address of Beneficial      Amount and Nature of        Title of        Percent of        Voting
              Owner                  Beneficial Ownership(1)        Class            Class           Power
---------------------------------    ------------------------     -----------    --------------  ------------


Bamberg Company Limited(2)                        918,750            Common         35.96%           20.99%
Bamberg Company Limited(2)                      3,644,880         Preferred           100%           41.64%
Joseph K. Lau                                      15,000            Common           .59%             .34%
Richard J. Mick                                   117,500            Common          4.60%            2.68%
Joseph A.  Benjamin                                10,000            Common           .39%             .23%
Norman S.W. Chui                                    5,000            Common           .20              .11%
All executive officers and                        147,500            Common          5.77%            3.37%
directors as a group (five                              0         Preferred           0.0%             0.0%
persons)


(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock and Preferred Stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to the table.

(2)  Address is P.O. Box 71 Road Town, Tortola, BVI.


                        EXECUTIVE OFFICERS OF THE COMPANY

         The following table sets forth the names, ages and offices of the executive officers and directors of the Company.


Name and Age                  Office
--------------               ---------

Joseph K. Lau (56)            Chairman of the Board, President, Chief Executive
                              Officer and Director
                              Vice President and Director
Richard J. Mick (63)          Inventory Manager and Director
Connie S. Yui (53)            Director / Secretary
Norman S.W. Chui (32)         Director
Joseph A. Benjamin (61)       Director
Samuel H. Lou (50)

Executive Officers

         Joseph K. Lau joined the Company in November, 1982 and was elected Senior Vice President, Chief Operating Officer, Secretary and Director in February, 1986 and Chairman of the Board, President and Chief Executive Officer in 1998. For the 11 years prior to joining the Company, he held a management position in the restaurant industry and owned a trading company in Hong Kong.

         Richard J. Mick joined the Company in February, 1996 as Vice President and Director. For the six years prior to joining the Company, Mr. Mick was President of Ronald C. Mick Company, a sales and marketing firm selling jewelry and related products. Prior thereto, Mr. Mick was employed by J.C. Penney, Inc. for 26 years.

         Connie S. Yui joined the Company in March, 1985 and has served as the Product Development Manager and is responsible for inventory control and pearl assembly.

         Norman S.W. Chui joined the Company in December 1997 as Senior Manager/Secretary and Director. Prior to joining the Company, Mr. Chui was a consultant with Eclipse Information Systems of Darien, IL and prior thereto was a consultant for Arthur Andersen & Co. which he joined following graduation from the University of Illinois in 1994. Mr. Chui resigned from the Company in January 2001, but remained an active Director and is now a consultant with Trading Technologies Consulting.

         Joseph A. Benjamin has served as a Director of the Company since December, 1997. Mr. Benjamin is a CPA and is the Managing Partner of Benjamin & Birkenstein, P.C., a business and tax consulting firm in Chicago, Illinois.

         Samuel H. Lou has served as a Director of the Company since December, 1997. Mr. Lou is a business consultant with his own firm in Chicago, Illinois.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

         During 2003 there are no transactions involving the Company and its officers and directors directly, other than those of employer/employee.

         All transactions between the Company, its officers, directors, principal shareholder or affiliates, whether presently existing are, or in the future will be, in the belief of management, on terms no less favorable to the Company than may be obtained from unaffiliated third parties.


         Other than the elections to office, no director, nominee for director, executive officer or associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

                              INDEPENDENT AUDITORS
                             (Proxy Proposal No. 2)

         The shareholders will be asked to ratify the appointment of Blackman, Kallick, Bartelstein, L.L.P. as independent auditors of the books and accounts of the Company for the year ending December 31, 2004. Such ratification will require the favorable vote of the holders of a majority of the shares of Capital Stock present and voting in person or by proxy, at the Annual Meeting.

         Representatives of Blackman, Kallick, Bartelstein, L.L.P. will be present at the Annual Meeting, will be afforded an opportunity to make a statement, and will be available to respond to appropriate inquiries from shareholders.

                  COMPLIANCE WITH SECTION 16(a) OF EXCHANGE ACT

         Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during 2003. All of the filing requirements were satisfied on a timely basis in 2003. In making these disclosures, the Company has relied solely on written statements of its directors, executive officers and shareholders and copies of the reports that they filed with the Commission.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

         In order for shareholder proposals to be included in the Company's Proxy Statement and proxy relating to the Company's 2004 Annual Meeting of Shareholders, such proposals must be received by the Company at its principal executive offices not later than June 25, 2004.

                            EXPENSES OF SOLICITATION

         All of the expenses of soliciting proxies from shareholders, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and proxy statements to the beneficial owners of the Company's Common Stock, will be borne by the Company.

                                  OTHER MATTERS

         The Board of Directors does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others. In the event any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote all such proxies in accordance with their best judgment on such matters.

         Whether or not you are planning to attend the Annual Meeting, you are urged to complete, date and sign the enclosed proxy and return it in the enclosed stamped envelope at your earliest convenience.

                                          By Order of the Board of Directors

                                          /s/ Joseph K. Lau
                                            Joseph K. Lau
                                            President

Westmont, Illinois
May 28, 2004